Fifth Third Bank Auto Receivables Trust 1996-A             EXHIBIT 20
Monthly Statement to Certificateholders
Servicer:  Fifth Third Bank
Trustee: Harris Trust and Savings Bank

Collection Period:    01-Nov-97            30-Nov-97
Distribution Date:    15-Dec-97                        Per $1,000 of
                                                         Original
                                                         Class A /
Statement for Class A and Class B                         Class B
  Certificateholders Pursuant to Section 4.7            Certificate
  of the Pooling and Servicing Agreement                  Amount

(i)  Principal Distribution
          Class A Certificate Amount   $7,881,258.46     $20.20802771
          Class B Certificate Amount     $371,368.20     $20.20721515

(ii)  Interest Distribution
          Class A Certificate Amount     $803,876.83      $2.06118926
          Class B Certificate Amount      $38,799.35      $2.11118457

(iii)  Servicing Fee                     $135,767.69      $0.33245079

(iv)  Class A Certificate Balance
         (after principal distributions)              $147,707,805.16
        Class A Pool Factor
         (after principal distributions)                    0.3787318
        Class B Certificate Balance
         (after principal distributions)                $6,960,792.63
        Class B Pool Factor
         (after principal distributions)                    0.3787568

(v)  Total Pool Balance
         (end of Collection Period)                   $154,668,597.69

                                      Current Period       Cumulative
vi)     Defaulted Receivables            $457,515.10   $10,067,455.19
         Liquidation Proceeds            $148,943.55    $4,453,904.83
         Aggregate Net Losses            $308,571.55    $5,613,550.36

vii)  Aggregate Principal Balance of Receivables
          repurchased by Seller or Servicer:
          Principal Portion                                     $0.00
          Interest Portion                                      $0.00

(viii)  Class A Interest Carryover Shortfall                    $0.00
          Class B Interest Carryover Shortfall                  $0.00
          Class A Principal Carryover Shortfall                 $0.00
          Class B Principal Carryover Shortfall                 $0.00

(ix)  Reserve Account Balance (after giving effect to
       payments made on the Distribution Date)          $6,186,743.91

(x)  Specified Reserve Account Balance (after giving effect
       to payments made on the Distribution Date)       $6,186,743.91